[LIBERTY PROPERTY TRUST LOGO]                                      Press Release

For Immediate Release                         Inquiries:  Jeanne A. Leonard
February 9, 2004                                          Liberty Property Trust
                                                          610/648-1704


                        LIBERTY PROPERTY TRUST ANNOUNCES
                      FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA -- Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.46 per share for the quarter ended December 31, 2003, compared to $.43 per share (diluted) for the quarter ended December 31, 2002, and $2.05 per share (diluted) for the full year 2003 compared to $1.97 per share (diluted) for 2002.

Funds from operations available to common shareholders (diluted) ("FFO") for the fourth quarter of 2003 was $.83 per share, compared to $.77 per share for the fourth quarter of 2002. For the year ended December 31, 2003, FFO per share was $3.36, compared to $3.26 per share for 2002. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.

Operating results for the fourth quarter of 2003 include lease termination fees of $1.8 million (approximately $.02 per share). Results for full year 2003 include lease termination fees of $14.1 million, or approximately $.17 per share, compared with $8.4 million or $.10 per share of lease termination fees in 2002.

The 2002 results outlined above reflect the Securities and Exchange Commission's July 31, 2003 clarification of certain issues surrounding FASB-EITF Topic D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," which requires the excess of preferred share redemption over carrying amount to be classified as a reduction in income available to common shareholders. Liberty redeemed its Series A Preferred Shares during the third quarter of 2002, and recorded the redemption in accordance with GAAP at that time. The application of guidance has resulted in a $.05 decrease in both net income per common share (diluted) and FFO per share from amounts previously reported for the full year ended December 31, 2002.

In addition, on October 1, 2003, the National Association of Real Estate Investment Trusts published new guidance requiring impairment write-downs to be included in FFO. This clarification resulted in a decrease of $.06 per share in FFO for the fourth quarter of 2002, and a decrease of $0.14 per share from amounts previously reported for the full year ended December 31, 2002.

                                     -more-

LRY Fourth Quarter Results
Page 2

"In the fourth quarter our leasing productivity was excellent, we increased occupancy, and were able to execute well on the acquisition and development fronts," said Bill Hankowsky, chief executive officer. "We are very pleased with these results, which complete a solid 2003 for Liberty in a tough environment. We fully expect to be facing the same tough environment throughout 2004, as space availability in the marketplace will more than offset any modest demand gains, which will continue to depress rental rates."

REAL ESTATE INVESTMENTS

DEVELOPMENT: During the fourth quarter, Liberty brought into service one development property totaling 262,000 square feet. The property is fully leased and is currently yielding 10.2 percent. For the full year, Liberty brought into service ten development properties totaling 1.3 million square feet. These properties are currently yielding 9.5 percent and are expected to produce a stabilized return of 10.7 percent on the company's $204.7 million investment.

During the quarter, Liberty commenced seven new development projects representing a total investment of $59.9 million. These projects include a 16,000 square foot expansion for Viewpoint Studios in Greensboro, NC; a 58,000 square foot office for C.H. Robinson Worldwide in Eden Prairie, MN; a 28,000 square foot educational facility in Greenville, SC; an 80,000 square foot office for Cendant Mortgage Corp. in Mount Laurel, NJ; and a 36,000 square foot property in Liberty's Kings Hill project in West Malling, UK. Liberty also commenced two distribution projects in the Lehigh Valley, PA: a 363,000 square foot distribution facility for Uline, Inc., and another 347,000 square foot distribution facility.

As of year end, Liberty had 1.5 million square feet under development, representing a total investment of $132.4 million. These properties were 62.1 percent leased at December 31, 2003.

ACQUISITIONS: During the fourth quarter, Liberty acquired eleven properties for $73.5 million. These properties, which contain 731,000 square feet, are 81.3 percent leased, with a current yield of 9.4 percent and a projected stabilized yield of 10.7 percent.

Acquisitions for the full year totaled 16 properties containing 1.6 million square feet, for $110.4 million. These properties are 88.5 percent leased at year end, were currently yielding 9.0 percent, and are expected to produce a stabilized yield of 10.4 percent.

DISPOSITIONS: During the fourth quarter, Liberty sold two properties containing 102,000 square feet, and 40 acres of land for $9.0 million. For the full year, Liberty sold 10 operating properties, one development property and 138 acres of land for $52.4 million.

PORTFOLIO PERFORMANCE

LEASING: At December 31, 2003, Liberty's in-service portfolio of 54 million square feet was 91.8 percent occupied, up from September 30, 2003 occupancy of
91.2 percent, and from 90.7 percent at the end of 2002. During the year, Liberty completed lease transactions totaling over 12.5 million square feet of space.

                                     -more-

LRY Fourth Quarter Results
Page 3

SAME STORE PERFORMANCE: Property level operating income for same store properties increased by 0.2 percent on a cash basis and decreased by 0.4 percent on a straight line basis for the fourth quarter of 2003 compared to the same quarter in 2002, and decreased by 1.9 percent on a cash basis and 2.1 percent on a straight line basis for the full year 2003 compared to 2002.

FINANCING AND BALANCE SHEET MANAGEMENT

During the fourth quarter of 2003, Liberty raised approximately $99.5 million through an issuance of 2.7 million common shares.

During the first quarter of 2003, the company renewed its unsecured revolving credit facility for three years. Capacity under the facility is $350 million with an accordion feature to expand the facility to $450 million. Based on the company's current ratings, borrowings under the facility are priced at LIBOR plus 70 basis points versus 105 basis points for the expired credit facility.

DIVIDENDS

In the third quarter, Liberty increased its quarterly dividend by 0.8 percent, from $0.60 to $0.605 per share. This equates to an annualized dividend of $2.42.

ADDITIONAL FINANCIAL ACTIVITIES

During the year, Liberty exercised its option to purchase Rouse Kent Limited, the operation responsible for Liberty's Kings Hill development in the United Kingdom, for nominal consideration. As a result of the purchase, Liberty's assets and liabilities increased by approximately $60 million.

For the year ended December 31, 2003, general and administrative expenses include a $1.9 million charge due to the accelerated vesting of restricted stock and options due to the death of Liberty's former chairman and CEO, Willard G. Rouse III.

ABOUT THE COMPANY

Liberty Property Trust (NYSE:LRY) is a leading real estate company dedicated to enhancing people's lives through extraordinary work environments. Liberty's 54 million square foot portfolio of office and industrial properties offers exceptional locations, flexible design, thoughtful amenities, superior service, and state-of-the-art technology to the company's 2,000 tenants. Liberty increases the value of this portfolio through expert property management, marketing and development.

                                     -more-

LRY Fourth Quarter Results
Page 4

Additional information about the Company, including Liberty's Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company's web site at www.libertyproperty.com. The fourth quarter supplemental package will be available on-line by 8:00 a.m. on February 10, 2004. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 10, 2004, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643- 7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 4860414. The call can also be accessed live via the Internet on the Investor Relations page of Liberty's web site at www.libertyproperty.com for one week following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company's filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                     -more-

                             LIBERTY PROPERTY TRUST
                                  BALANCE SHEET
                                DECEMBER 31, 2003
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                       DECEMBER 31, 2003      DECEMBER 31, 2002
                                                                                       -----------------      -----------------
ASSETS
Real estate:
 Land and land improvements                                                              $     564,332          $   504,808
 Building and improvements                                                                   3,363,608            3,048,676
 Less: accumulated depreciation                                                              (586,736)            (485,206)
                                                                                         -------------          -----------
  Operating real estate                                                                      3,341,204            3,068,278
 Development in progress                                                                        56,869              163,379
 Land held for development                                                                     162,483              163,142
                                                                                         -------------          -----------
  Net real estate                                                                            3,560,556            3,394,799
 Cash and cash equivalents                                                                      37,101               11,071
 Accounts receivable                                                                            10,896               14,349
 Deferred rent receivable                                                                       58,015               48,775
 Deferred financing and leasing costs, net of accumulated
  amortization (2003, $89,560; 2002, $75,833)                                                   98,506               71,544
 Investment in unconsolidated joint ventures                                                    19,631               14,963
 Prepaid expenses and other assets                                                              49,303               71,560
                                                                                         -------------          -----------
 Total assets                                                                            $   3,834,008          $ 3,627,061
                                                                                         =============          ===========

LIABILITIES

 Mortgage loans                                                                          $     363,866          $   315,263
 Unsecured notes                                                                             1,355,000            1,418,924
 Credit facility                                                                               167,000              132,000
 Accounts payable                                                                               14,685               24,116
 Accrued interest                                                                               31,622               32,571
 Dividend payable                                                                               52,384               48,040
 Other liabilities                                                                              96,887               93,277
                                                                                         -------------          -----------
 Total liabilities                                                                           2,081,444            2,064,191
                                                                                         -------------          -----------
 Minority interest                                                                             207,667              208,439

SHAREHOLDERS' EQUITY

 Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 83,071,491 (includes 59,100 in treasury) and 76,484,612 (includes
  59,100 in treasury) shares issued and outstanding as of
  December 31, 2003 and 2002, respectively                                                          83                   76
 Additional paid-in capital                                                                  1,619,260            1,410,900
 Accumulated other comprehensive income                                                         14,710                2,842
 Unearned compensation                                                                         (3,497)              (1,750)
 Distributions in excess of net income                                                        (84,332)             (56,310)
 Common shares in treasury, at cost, 59,100 shares as of
  December 31, 2003 and 2002                                                                   (1,327)              (1,327)
                                                                                         -------------          -----------
 Total shareholders' equity                                                                  1,544,897            1,354,431
 Total liabilities & shareholders' equity                                                $   3,834,008          $ 3,627,061
                                                                                         =============          ===========

                             LIBERTY PROPERTY TRUST
                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  QUARTER ENDED                 YEAR ENDED
                                                         ----------------------------    ----------------------------
                                                         DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2003            2002             2003            2002
                                                           ----            ----             ----            ----
                                                                                                         (RESTATED)
OPERATING REVENUE
Rental                                                   $ 115,524       $ 107,897       $ 451,970       $ 432,411
Operating expense reimbursement                             45,616          41,301         173,062         161,033
                                                         ---------       ---------       ---------       ---------
 Total operating revenue                                   161,140         149,198         625,032         593,444
                                                         ---------       ---------       ---------       ---------
OPERATING EXPENSES
Rental property                                             33,481          30,072         124,327         112,092
Real estate taxes                                           15,621          15,312          62,131          59,828
General and administrative                                   7,653           5,494          28,402          21,907
Depreciation and amortization                               32,024          28,240         122,602         109,661
                                                         ---------       ---------       ---------       ---------
 Total operating expenses                                   88,779          79,118         337,462         303,488
                                                         ---------       ---------       ---------       ---------
 Operating Income                                           72,361          70,080         287,570         289,956

OTHER INCOME/EXPENSE

Interest and other                                           1,726           2,789           7,388           8,509
Interest                                                   (31,362)        (30,916)       (123,907)       (116,025)
                                                         ---------       ---------       ---------       ---------
 Total other income/expense                                (29,636)        (28,127)       (116,519)       (107,516)
                                                         ---------       ---------       ---------       ---------
Income before property dispositions, income
 taxes, minority interest
 and income from investments in
 unconsolidated joint ventures                              42,725          41,953         171,051         182,440
Gain (loss) on property dispositions                           155          (5,128)            447          (9,300)
Income taxes                                                  (739)           (194)         (2,326)           (656)
Minority interest                                           (4,903)         (4,675)        (20,138)        (20,197)
Equity in earnings of unconsolidated joint ventures            389             255           1,744             255
                                                         ---------       ---------       ---------       ---------
Income from continuing operations                           37,627          32,211         150,778         152,542
Discontinued operations net of minority interest
 (including net gain on property dispositions of
  $290 and $762 for the quarters ended December 31,
  2003 and 2002, and $11,958 and $6,959 for the
  years ended December 31, 2003 and 2002                       258           1,110          12,832           9,123
                                                         ---------       ---------       ---------       ---------
Net income                                                  37,885          33,321         163,610         161,665
Preferred share distributions                                   --              --              --          (7,242)
Excess of preferred share redemption over
 carrying amount                                                --              --              --          (4,186)
                                                         ---------       ---------       ---------       ---------
INCOME AVAILABLE TO COMMON SHAREHOLDERS                  $  37,885       $  33,321       $ 163,610       $ 150,237
                                                         =========       =========       =========       =========
BASIC INCOME PER COMMON SHARE
 Continuing operations                                   $    0.47       $    0.43       $    1.92       $    1.88
                                                         =========       =========       =========       =========
 Discontinued operations                                 $    0.00       $    0.01       $    0.16       $    0.12
                                                         =========       =========       =========       =========
TOTAL BASIC INCOME PER COMMON SHARE                      $    0.47       $    0.44       $    2.08       $    2.00
                                                         =========       =========       =========       =========
DILUTED INCOME PER COMMON SHARE
 Continuing operations                                   $    0.46       $    0.42       $    1.89       $    1.85
                                                         =========       =========       =========       =========
 Discontinued operations                                 $    0.00       $    0.01       $    0.16       $    0.12
                                                         =========       =========       =========       =========
TOTAL DILUTED INCOME PER COMMON SHARE                    $    0.46       $    0.43       $    2.05       $    1.97
                                                         =========       =========       =========       =========
WEIGHTED AVERAGE SHARES
 Basic                                                      80,461          76,163          78,575          75,041
                                                         =========       =========       =========       =========
 Diluted                                                    81,958          77,164          79,868          76,272
                                                         =========       =========       =========       =========

                             LIBERTY PROPERTY TRUST
                       STATEMENT OF FUNDS FROM OPERATIONS
                                DECEMBER 31, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                QUARTER ENDED                              YEAR ENDED
                                                   -----------------------------------------   -------------------------------------
                                                      DECEMBER 31,           DECEMBER 31,         DECEMBER 31,       DECEMBER 31,
                                                         2003                   2002                  2003              2002
                                                   -------------------    ------------------   ------------------- -----------------
                                                               PER                   PER                   PER                PER
                                                              WEIGHTED              WEIGHTED              WEIGHTED          WEIGHTED
                                                              AVERAGE               AVERAGE               AVERAGE            AVERAGE
                                                   DOLLARS     SHARE      DOLLARS    SHARE      DOLLARS    SHARE   DOLLARS    SHARE
                                                   -------     -----      -------    -----      -------    -----   -------    -----
                                                                              (RESTATED)                               (RESTATED)
RECONCILIATION OF NET INCOME TO FFO - BASIC:
NET INCOME                                       $   37,885             $  33,321             $  163,610          $ 161,665
Preferred share distributions                             -                     -                      -             (7,242)
Excess of preferred share redemption over
 carrying amount                                          -                     -                      -             (4,186)
                                                 ----------             ---------             ----------          ---------
BASIC - INCOME AVAILABLE TO COMMON SHAREHOLDERS      37,885    $ 0.47      33,321   $  0.44      163,610   $2.08    150,237   $2.00
                                                               ======               =======                =====              =====
Adjustments:

Depreciation and amortization of unconsolidated
 joint ventures                                         168                    83                    663                 83
Depreciation and amortization                        31,418                27,912                120,826            109,063
Impairment loss                                           -                (5,264)                     -            (11,281)
(Gain) loss on property dispositions                   (445)                4,366                (11,822)             4,845
Minority interest share in addback for
 depreciation and amortization,
 (gain) loss on property dispositions, and loss
 on impairment                                       (1,327)               (1,260)                (4,858)            (4,930)
                                                 ----------             ---------             ----------          ---------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON
 SHAREHOLDERS - BASIC                            $   67,699    $ 0.84   $  59,158   $  0.78   $  268,419   $3.42  $ 248,017   $3.31
                                                 ==========    ======   =========   =======   ==========   =====  =========   =====

RECONCILIATION OF NET INCOME TO FFO - DILUTED:

NET INCOME                                       $   37,885             $  33,321             $  163,610          $ 161,665
Preferred share distributions                             -                     -                      -             (7,242)
Excess of preferred share redemption over
 carrying amount                                          -                     -                      -             (4,186)
                                                 ----------             ---------             ----------          ---------
DILUTED - INCOME AVAILABLE TO COMMON
 SHAREHOLDERS                                        37,885    $ 0.46      33,321   $  0.43      163,610   $2.05    150,237   $1.97
                                                               ======               =======                =====              =====
Adjustments:
Depreciation and amortization of unconsolidated
 joint ventures                                         168                    83                    663                 83
Depreciation and amortization                        31,418                27,912                120,826            109,063
Impairment loss                                           -                (5,264)                     -            (11,281)
(Gain) loss on property dispositions                   (445)                4,366                (11,822)             4,845
Minority interest excluding preferred share
 distributions                                        1,691                 1,625                  7,644              7,803
                                                 ----------             ---------             ----------          ---------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON
 SHAREHOLDERS - DILUTED                          $   70,717    $ 0.83   $  62,043   $  0.77   $  280,921   $3.36  $ 260,750   $3.26
                                                 ==========    ======   =========   =======   ==========   =====  =========   =====
RECONCILIATION OF WEIGHTED AVERAGE SHARES:
Weighted average common shares - all basic
 calculations                                        80,461                76,163                 78,575             75,041
Dilutive shares for long term compensation plans      1,497                 1,001                  1,293              1,231
                                                 ----------             ---------             ----------          ---------
Diluted shares for net income calculations           81,958                77,164                 79,868             76,272
Weighted average common units                         3,698                 3,724                  3,693              3,824
                                                 ----------             ---------             ----------          ---------
Diluted shares for funds from operations
 calculations                                        85,656                80,888                 83,561             80,096
                                                     ======                ======                 ======             ======





Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Funds from operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

                             LIBERTY PROPERTY TRUST
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
                                DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                                                              QUARTER ENDED             YEAR ENDED
                                                                         --------------------      ---------------------
                                                                              DECEMBER 31,             DECEMBER 31,
                                                                           2003         2002         2003         2002
                                                                           ----         ----         ----         ----
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE:
Property level operating income - same store                             $94,907      $95,319      $377,578      $385,852
Property level operating income - properties purchased or developed
 subsequent to January 1, 2002                                            15,340        8,244        46,918        27,283
Termination Fees                                                           1,791          251        14,078         8,389
General and administrative expense                                         7,653        5,494        28,402        21,907
Depreciation and amortization expense                                     32,024       28,240       122,602       109,661
                                                                         -------      -------      --------      --------
OPERATING INCOME                                                         $72,361      $70,080      $287,570      $289,956
                                                                         =======      =======      ========      ========